AMENDMENT TO PSI ENERGY, INC. EMPLOYEES' 401(k) SAVINGS PLAN


The PSI Energy, Inc. Employees' 401(k) Savings Plan (the "Employees' Plan"), as amended and restated effective January 1, 1992, is hereby amended, also effective as of January 1, 1992, with respect to certain remedial amendments required by the United States Internal Revenue Service in order to obtain a favorable determination as to the qualified status of the Employees' Plan.

(1)  Explanation of Amendment.

On November 30, 1994, PSI Energy, Inc. ("PSI") submitted to the United States Internal Revenue Service its Employees' Plan, amended and restated effective January 1, 1992, for purposes of receiving a determination whether the Employees' Plan meets all legal requirements to be a qualified plan. On or about September 28, 1994, the Internal Revenue Service requested that certain remedial amendments be made to the Employees' Plan, otherwise a determination that the Employees' Plan is a qualified plan cannot be issued. Accordingly, PSI hereby amends its Employees' Plan by adopting certain remedial amendments in order to meet all applicable requirements for a determination of the qualification of the Employees' Plan as amended and restated effective January 1, 1992.

(2)  Section 1.6, As Amended.

Section 1.6, as hereby amended, reads as follows:

"1.6 `Annual Addition' means, with respect to each Participant, the sum for the Plan Year of all contributions (other than ESOP Transfer Contributions or Rollover Contributions) in all Qualified Defined Contribution Plans and Qualified Defined Benefit Plans maintained (except as otherwise provided in Code Subparagraph 415(c) (6) (C) concerning employee stock ownership plans) by any Employer or Affiliate or by the Participant and forfeitures (if any) allocable to the Participant's accounts. A Participant's deductible contributions to any plan or individual retirement account shall not be included in his Annual Addition, but funds set aside to provide post-retirement medical benefits shall be included in his Annual Addition to the extent required under Code Subsection 415(1) or Code Paragraph 419A(d) (3)."

(3) Section 22.7, As Amended.

Section 22.7, as hereby amended, reads as follows:

"22.7 Irrevocability

Employers shall have no right, title, or interest in the Trust Fund or to the contributions made under the Plan and no part of the Trust Fund shall revert to any Employer. However, nothing in this Section shall prohibit the return, in accordance with the provisions of ERISA Subsection 403(c), to any Employer of a contribution (or a portion of a contribution) by the Employer to the Trust Fund if the contribution is (a) made by reason of mistake of fact, (b) conditioned on initial qualification of the Plan under Code Subsection 401(a) and the Plan does not so qualify, or (c) conditioned upon its deductibility under Code
Section 404 and the deduction is not fully allowed."

(4) Section 27.2, As Amended.

Section 27.2, as hereby amended, reads as follows:



"27.2 Definitions

For each Plan Year, the Administrative Committee shall determine whether the Plan is a Top-Heavy Plan or a Super Top-Heavy Plan.

(a) The Plan constitutes a `Top-Heavy Plan' for any Plan Year in which, as of the Determination Date, (1) the value of the cumulative Accrued Benefit under the Deferred Compensation Accounts and Employer Matching Accounts of Key Employees exceeds 60 percent of the value of the cumulative Accrued Benefit under the Deferred Compensation Accounts and Employer Matching Accounts of all Participants or (2) the Plan is part of a Required Aggregation Group and the Required Aggregation Group is Top-Heavy. However, and notwithstanding the foregoing, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or Permissive Aggregation Group which is not Top-Heavy.

If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the value of the Participant's cumulative Accrued Benefit under the Deferred Compensation Account and Employer Matching Account shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group).

(b) The Plan constitutes a `Super Top-Heavy Plan' for any Plan Year in which, as of the Determination Date, (1) the value of the cumulative Accrued Benefit under the Deferred Compensation Accounts and Employer Matching Accounts of Key Employees exceeds 90 percent of the value of the cumulative Accrued Benefit under the Deferred Compensation Accounts and Employer Matching Accounts of all Participants or (2) the Plan is part of a Required Aggregation Group and the Required Aggregation Group is Top-Heavy. However, and notwithstanding the foregoing, the Plan shall not be considered a Super Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or Permissive Aggregation Group which is not Top-Heavy.

(c) `Top-Heavy Group' means an Aggregation Group in which, as of the Determination Date, the sum of:

(1) the Present Value of Accrued Benefits of Key Employees under all Qualified Defined Benefit Plans included in the group, and

(2)  the Aggregate Accounts of Key Employees under Qualified
Defined Contribution Plans included in the group, exceeds 60% of a similar sum determined for all Participants.

(d) `Aggregation Group' means either a Required Aggregation Group or a Permissive Aggregation Group as determined below.

(1) Required Aggregation Group: In determining a Required Aggregation Group, each plan of an Employer or other Affiliate in which a Key Employee is a Participant, and each other plan of an Employer or other Affiliate, including any plan which has been terminated within the immediately preceding five years, which enables any plan in which a Key Employee participates to meet the requirements of Code Paragraph 401(a) (4) or Code Section 410, will be required to be aggregated. This group shall be known as a Required Aggregation Group.

 In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required
Aggregation Group is a Top-Heavy Group.  No plan in the Required
Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(2) Permissive Aggregation Group: PSI may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Paragraph 401(a) (4) and Code Section 410. This group shall be known as a Permissive Aggregation Group.

 In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(3) Only those plans of an Employer or other Affiliate in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether those plans are Top-Heavy Plans.
(e) `Determination Date' means, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of that Plan Year.

(f) `Key Employee' means an Employee or former Employee of an Affiliate who, at any time during the determination period, is:

(1) an officer of the Affiliate having annual Earnings from the Affiliate greater than 50 percent of the amount in effect under Code Subparagraph 415(b) (1) (A) for any Plan Year;

(2) one of the ten Employees having annual Earnings from the Affiliate more than the limitation in effect under Code
Subparagraph 415(c) (1) (A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Affiliate;

(3) the owner (or considered as the owner within the meaning of Code Section 318) either of more than five percent of the outstanding stock of the Affiliate or of stock of the Affiliate possessing more than five percent of the total combined voting power of all stock of the Affiliate; or

(4) the recipient from the Affiliate of at least $150,000 in annual Earnings and who is the owner (or considered as the owner within the meaning of Code Section 318) either of more than one percent of the outstanding stock of the Affiliate or of stock of the Affiliate possessing more than one percent of the total combined voting power of all stock of the Affiliate; provided, however, that no more than 50 Employees of the Affiliate shall be deemed to be officers for any particular Plan Year; provided further that the term `Key Employee' shall include the beneficiaries of the `Key Employee'; provided further that, for purposes of Item (2) above, if two Employees have the same interest in the Affiliate, the Employee having greater annual Earnings from the Affiliate shall be treated as having a larger interest. The determination of who is a Key Employee will be made in accordance with Code Paragraph 416(i) (1) and the regulations thereunder.

(i)  `Non-Key Employee' means an Employee who is not a Key
Employee."

 IN WITNESS WHEREOF, PSI Energy, Inc. has caused this document to be executed and approved by its duly authorized officers, effective January 1, 1992.

                           PSI Energy, Inc.


       By:                  James E. Rogers
                           Vice Chairman and
                        Chief Executive Officer

       Date:  December 31, 1995

Approved:

By:                     Cheryl M. Foley
            Vice President, General Counsel and
                       Corporate Secretary

Date:  December 31, 1995